EXECUTION

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT, dated as of September 29, 2006 (this “Agreement”), among LEAF FUNDING, INC., a Delaware corporation (“LEAF Funding”), LEAF INSTITUTIONAL DIRECT MANAGEMENT, LLC, a Delaware limited liability company (“LEAF IDM”), LEAF FINANCIAL CORPORATION, a Delaware corporation ("LEAF Financial"), LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF II”), LEAF II B SPE, LLC, a Delaware limited liability company (“LEAF II B SPE”), MERRILL LYNCH EQUIPMENT FINANCE LLC, a Delaware limited liability company (“MLEF”), MERRILL LYNCH COMMERCIAL FINANCE CORP., a Delaware corporation ("Lender”), and U.S. BANK NATIONAL ASSOCIATION, as Custodian and Paying Agent ("U.S. Bank").

WITNESSETH:

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in Appendix A attached hereto;

WHEREAS, LEAF Funding, LEAF IDM, LEAF Financial, MLEF, the Lender and U.S. Bank are parties to the Transaction Documents (as such term is defined in that certain Purchase, Sale and Contribution Agreement, dated as of April 8, 2003, between LEAF Funding and LEAF IDM, as amended, supplemented or otherwise modified prior to the date hereof, and referred to herein as the “Existing Transaction Documents”), pursuant to which (i) LEAF Funding shall from time to time sell to LEAF IDM, and LEAF IDM shall from time to time purchase from LEAF Funding, all of LEAF Funding’s right, title and interest in, to and under certain Purchased Contracts; (ii) LEAF IDM shall from time to time sell to MLEF, and MLEF shall from time to time purchase from LEAF IDM, all of LEAF IDM’s right, title and interest in, to and under such Purchased Contracts; (iii) the Lender shall from time to time lend to MLEF amounts sufficient to purchase such Purchased Contracts, and MLEF’s obligations to the Lender shall be secured by, among other things, MLEF’s right, title and interest in, to and under such Purchased Contracts; and (iv) the Servicer shall service such Purchased Contracts;

WHEREAS, the parties hereto intend that MLEF transfer, assign and convey to LEAF II B SPE all of MLEF’s right title and interest in, to and under the Purchased Contracts and the Existing Transaction Documents, and in connection therewith, LEAF II B SPE shall assume and undertake to perform all of MLEF’s liabilities and obligations under the Purchased Contracts and the Existing Transaction Documents;

WHEREAS, the parties hereto intend that LEAF IDM transfer, assign and convey to LEAF II all of LEAF IDM’s right title and interest in, to and under the Purchased Contracts and the Existing Transaction Documents, and in connection therewith, LEAF II shall assume and undertake to perform all of LEAF IDM’s liabilities and obligations under the Purchased Contracts and the Existing Transaction Documents; and

WHEREAS, the parties hereto intend to amend the Transaction Documents in order to give effect to the foregoing transactions on the terms and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.  Assignment and Assumption; Purchase Price. On the Effective Date (as defined in Section 3 hereof), subject to the terms and conditions hereof:

(a)  MLEF hereby sells, transfers, assigns and otherwise conveys, without recourse, to LEAF II B SPE and LEAF II B SPE hereby purchases from MLEF, all of MLEF’s right, title and interest in, to and under each of the Purchased Contracts owned by MLEF as of the date hereof, together with all of MLEF’s right, title and interest in, to and under each of the Transaction Documents. MLEF’s sale, transference and assignment hereunder of the Purchased Contracts and MLEF’s right, title and interest in, to and under each of the Transaction Documents is final and irrevocable from and after the Effective Date, and none of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE shall have any right to require that such transference and assignment terminate or that MLEF repurchase such Purchased Contracts or MLEF’s right, title and interest in, to and under each of the Transaction Documents from LEAF II B SPE.

(b)  MLEF delegates, transfers, assigns and otherwise conveys, with recourse, to LEAF II B SPE, and LEAF II B SPE hereby assumes from MLEF, all of MLEF’s duties, obligations and liabilities in, to and under each of the Purchased Contracts owned by MLEF as of the date hereof, together with all of MLEF’s right, title and interest in, to and under each of the Transaction Documents. MLEF’s delegation, transference and assignment hereunder of the Purchased Contracts and MLEF’s right, title and interest in, to and under each of the Transaction Documents is final and irrevocable from and after the Effective Date, and none of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE shall have any right to require that such delegation, transference and assignment terminate or that MLEF re-assume such duties, obligations and liabilities from LEAF II B SPE.

(c)  LEAF IDM hereby sells, transfers, assigns and otherwise conveys, without recourse, to LEAF II and LEAF II hereby purchases from LEAF IDM, all of LEAF IDM’s right, title and interest in, to and under each of the Purchased Contracts owned by LEAF IDM as of the date hereof, together with all of LEAF IDM’s right, title and interest in, to and under each of the Transaction Documents. LEAF IDM’s sale, transference and assignment hereunder of the Purchased Contracts and LEAF IDM’s right, title and interest in, to and under each of the Transaction Documents is final and irrevocable from and after the Effective Date, and none of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE shall have any right to require that such transference and assignment terminate or that LEAF IDM repurchase such Purchased Contracts or LEAF IDM’s right, title and interest in, to and under each of the Transaction Documents from LEAF II.

(d)  LEAF IDM delegates, transfers, assigns and otherwise conveys, with recourse, to LEAF II, and LEAF II hereby assumes from LEAF IDM, all of LEAF IDM’s duties, obligations and liabilities in, to and under each of the Purchased Contracts owned by LEAF IDM as of the date hereof, together with all of LEAF IDM’s right, title and interest in, to and under each of the Transaction Documents. LEAF IDM’s delegation, transference and assignment hereunder of the Purchased Contracts and LEAF IDM’s right, title and interest in, to and under each of the Transaction Documents is final and irrevocable from and after the Effective Date, and none of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE shall have any right to require that such delegation, transference and assignment terminate or that LEAF IDM re-assume such duties, obligations and liabilities from LEAF II.

(e)  Each of the parties hereto consents to the foregoing sales, transfers, assignments, conveyances and delegations and each party hereto hereby acknowledge and agrees that all property, whether tangible or intangible, as sold, transferred, assigned, conveyed and delegated is done so subject to the continuing first priority Lien of the Lender therein.

(f)  In consideration of the foregoing, LEAF II B SPE shall pay to MLEF a net amount equal to $188,734,807.55 (the “Purchase Price”), which shall include LEAF II B SPE’s assumption of the indebtedness and liabilities of MLEF then due and owing under the Existing Transaction Documents in the principal amount of $173,043.222.82. All amounts payable to MLEF in cash shall be paid in same day funds, without defense, setoff or counterclaim, and shall be made to an account of MLEF or Affiliate thereof that has been notified to LEAF II in writing

SECTION 2.  Amendment. As of the Effective Date:

(a)  Purchase, Sale and Contribution Agreement. The Purchase, Sale and Contribution Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)   Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  Each reference therein to the phrase “the applicable Collection Account” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Collection Account”.

(iv)  The Definitions and Rules of Construction attached thereto as Appendix A is hereby amended and restated in its entirety in the form of Appendix A attached hereto.

(v)  The Form of Purchase Date Notice attached thereto as Exhibit A is hereby amended and restated in its entirety in the form of Exhibit I attached hereto.

(vi)  Section 2.02 thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“SECTION 2.02 Purchase Price. In consideration of the sale, transference and assignment of the Purchased Contracts to be sold, transferred and assigned on any Purchase Date, LEAF II shall pay to LEAF Funding the Purchase Price for each Purchased Contract on the applicable Purchase Date, which shall be paid in immediately available funds on such Purchase Date in accordance with the funding instructions set forth in the applicable Purchase Date Notice.”

(vii)  Section 2.03 thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting “Section 2.03 Intentionally Omitted.”

(viii)  Section 3.02(a)(iii)(A)(1) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting “(1) Intentionally Omitted;”.

(ix)  Section 3.02(f)(i)(A) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting “(A) Intentionally Omitted;”.

(b)  Purchase and Sale Agreement. The Purchase and Sale Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)   Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  Each reference therein to the phrase “the applicable Collection Account” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Collection Account”.

(iv)  Section 2.02 thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“SECTION 2.02 Purchase Price. In consideration of the sale, transference and assignment of the Purchased Contracts to be sold, transferred and assigned on any Purchase Date, LEAF II B SPE shall pay to LEAF II the Purchase Price for each Purchased Contract on the applicable Purchase Date, which shall be paid in immediately available funds on such Purchase Date in accordance with the funding instructions set forth in the applicable Purchase Date Notice. Notwithstanding anything herein or in any other Transaction Document to the contrary, as of each Purchase Date, the excess, if any, of the fair market value of any Purchased Contract over the Purchase Price for such Purchased Contract on such Purchase Date shall be deemed to be a contribution to the capital of LEAF II B SPE by LEAF II, which shall increase LEAF II’s beneficial ownership interest in LEAF II B SPE.”

(v)  Section 2.04 thereof is hereby amended by deleting it in its entirety.

(vi)  Article VIII thereof is hereby amended by inserting the following at the end thereof:

“SECTION 8.14 Relationship of LEAF II and LEAF II B SPE.

(a)  The relationship between LEAF II and LEAF II B SPE shall be that of buyer and seller. Neither is a trustee or agent for the other, nor does either have fiduciary obligations to other. This Agreement shall not be construed to create a partnership or joint venture between LEAF II and LEAF II B SPE.

(b)  LEAF II B SPE shall maintain at all times a telephone number different from any telephone numbers of LEAF II. LEAF II B SPE shall use stationery separate from that of LEAF II.

(c)  LEAF II B SPE and LEAF II shall take steps to ensure that their respective creditors are aware that LEAF II B SPE is a legal entity separate and distinct from any other Entity and maintains its assets, and conducts its operations, separate from those of any other Entity. Neither LEAF II B SPE nor LEAF II shall fail to correct any known misunderstanding regarding their separate identity. LEAF II shall not purport to operate as an integrated, single economic unit with LEAF II B SPE in dealing with any unaffiliated Entity. LEAF II shall not finance LEAF II B SPE’s operations or guarantee LEAF II B SPE’s obligations. LEAF II B SPE shall pay from its own funds, to the extent funds are available, its operating expenses and liabilities, including legal fees and expenses, or shall reimburse LEAF II for any such expenses or liabilities paid by LEAF II on LEAF II B SPE’s behalf. LEAF II B SPE shall not hold out the assets or creditworthiness of LEAF II as being available for the payment of LEAF II B SPE’s liabilities or obligations, and LEAF II B SPE shall not hold out its assets or creditworthiness as being available for the payment of the liabilities or obligations of LEAF II or any of its affiliates other than LEAF II B SPE. LEAF II shall not hold out the assets or creditworthiness of LEAF II B SPE, nor shall LEAF II B SPE permit LEAF II to hold its assets or creditworthiness, as being available for the payment of the liabilities or obligations of LEAF II or any of its affiliates (other than LEAF II B SPE). LEAF II shall not hold out the assets or creditworthiness of it or any of its affiliates (other than LEAF II B SPE) as being available for the payment of the liabilities or obligations of LEAF II B SPE. LEAF II B SPE shall not permit the assets or creditworthiness of LEAF II or any of its affiliates (other than LEAF II B SPE) to be held out as being available for payment of the liabilities or obligations of LEAF II B SPE. Neither LEAF II nor LEAF II B SPE shall use or permit the separate trust existence of LEAF II B SPE to be used by LEAF II to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

(d)  LEAF II and LEAF II B SPE shall each conduct its respective business separate and apart from the business conducted by the other. LEAF II B SPE shall maintain its books and records distinct and separately identifiable from the corporate records of LEAF II and any other Entity. LEAF II B SPE shall prepare financial records distinct and separately identifiable from the financial records of LEAF II or any of its affiliates (other than LEAF II B SPE). LEAF II B SPE shall prepare and maintain such statements and reports in accordance with generally accepted accounting principles. LEAF II shall indicate in such consolidated financial statements that the assets of LEAF II B SPE are not available to satisfy the creditors of any Entity other than LEAF II B SPE. To the extent that LEAF II B SPE is required to file tax returns under applicable law, LEAF II B SPE shall file such tax returns separate from those of any other Entity. LEAF II B SPE shall keep its funds and bank accounts separate and apart from the funds of LEAF II and any of its affiliates (other than LEAF II B SPE), and shall maintain its other assets separately identifiable and distinguishable from the assets of LEAF II and any of its affiliates (other than LEAF II B SPE). LEAF II B SPE shall not commingle its funds or other assets with those of any other Entity.

(e)  LEAF II B SPE shall act solely in its own name and solely through its duly Authorized Officers or agents. LEAF II B SPE shall comply with the provisions of its limited liability company agreement, and shall comply in all material respects with the laws of the State of Delaware, insofar as they pertain to its separateness. In addition, LEAF II, as the sole member of LEAF II B SPE, shall execute such consents as may be necessary to authorize action by LEAF II B SPE, and LEAF II B SPE shall maintain appropriate records of its written consents and shall observe all requisite corporate formalities insofar as they pertain to LEAF II B SPE’s separate existence.

(f)  All transactions between LEAF II and LEAF II B SPE are and shall be duly authorized and documented, and recorded accurately in their respective books and records. All such transactions shall be fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and shall be made in good faith and without any intent to hinder, delay, or defraud creditors. LEAF II B SPE shall not take any action, and shall not engage in transactions with LEAF II or any of its Affiliates (other than LEAF II B SPE) except as directed by LEAF II, and LEAF II shall not give any directions that are prohibited by LEAF II B SPE’s limited liability company agreement.”

(c)  Loan Agreement. The Loan Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  The form of Class A Note attached thereto as Exhibit A is hereby amended and restated in its entirety in the form of Exhibit II attached hereto.

(iv)  The form of Class B Note attached thereto as Exhibit B is hereby deleted in its entirety.

(v)  Section 2.01 thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“SECTION 2.01 Commitment. During the Effective Period, subject to the terms and conditions herein set forth, the Lender agrees to make Advances to LEAF II B SPE in an aggregate principal amount not to exceed the Commitment. The Commitment shall automatically and permanently be reduced to zero on the Expiry Date. Subject to the terms, provisions and limitations set forth herein, LEAF II B SPE may borrow and repay, but not reborrow, Advances on or after the Closing Date and prior to the Expiry Date.”

(vi)  Section 2.02(a) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“(a) Upon receipt of the Purchase Date Notice, and subject to the terms and conditions hereof, the Lender shall make Advances to LEAF II B SPE on the applicable Purchase Date in an aggregate amount equal to (x) the Advance Rate as of such date times (y) the Contract Value of each Purchased Contract to be purchased as of such Purchase Date.”

(vii)  Section 2.03(c) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“(c) If requested in writing by the Lender, all Advances made by the Lender to LEAF II B SPE shall be evidenced by a single Note duly executed on behalf of LEAF II B SPE and delivered to and made payable to the order of the Lender in a principal amount equal to the amount of the Commitment.”

(viii)  The second sentence of Section 2.04 thereof is hereby amended by deleting it in its entirety and, in lieu thereof, the following:

“Each Advance shall bear interest on the principal amount thereof from time to time outstanding, from the date of on which such Advance is made until such principal amount becomes due, at a rate per annum equal to the sum of (i) the LIBO Rate, plus (ii) the Facility Rate; provided, upon the occurrence of a Servicer Default each Advance shall bear interest on the principal amount thereof from time to time outstanding, from the date of such occurrence until such principal amount becomes due, at a rate per annum equal to the Default Funding Rate.”

(ix)  Section 2.05 thereof is hereby amended by deleting the phrase “the Applicable Priority of Payments” in its entirety and, in lieu thereof, inserting the phrase “the Priority of Payments”.

(x)  Section 3.02(d) thereof is hereby amended by deleting the “and” at the end of clause (iii) thereof, deleting the “.” at the end of clause (iv) thereof inserting, in lieu thereof “ and;”, and inserting the following the following at the end thereof:

“(v) immediately prior to and after giving effect to the Advances to be made on such Purchase Date, (x) the Maximum Advance Amount as of such date does not exceed the aggregate amount of the Note Balance as of such date, and (y) the aggregate amount of the Note Balance as of such date does not exceed the Commitment in effect as of such date.”

(xi)  Section 4.01 thereof is hereby amended by inserting the following the following at the end thereof:

“(f) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations pending or, to the best knowledge of LEAF II B SPE, threatened against LEAF II B SPE before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability of, this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, or (iii) seeking any determination or ruling that is reasonably likely to affect adversely the financial condition or operations of LEAF II B SPE or the validity or enforceability of, or the performance by LEAF II B SPE of its obligations under, this Agreement or any of the other Transaction Documents.

(g) No Consents. No authorization, consent, license, order or approval of, filing, registration or declaration with, or notice to, any Person, including, without limitation, any Governmental Authority, is required for LEAF II B SPE in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by LEAF II B SPE or the performance of its obligations under this Agreement or any of the other Transaction Documents, except for the filing of documents required to have been filed on or prior to the Closing Date or a Purchase Date pursuant to Sections 3.01 and 3.02, all of which were so filed and are in full force and effect.

(h) Ownership; Liens.

(i) On each Purchase Date, LEAF II B SPE is the sole and exclusive owner of each Purchased Contract purchased by LEAF II B SPE on such date, each such Purchased Contract is free and clear of any Lien and no effective financing statement or other instrument similar in effect covering such Purchased Contract is on file in any recording office.

(ii) As of each Purchase Date, each Purchased Contract shall be acquired by LEAF II B SPE from LEAF II free and clear of any Lien except Permitted Liens.

(i) Location. The principal place of business and major executive office of LEAF II B SPE, and the offices where LEAF II B SPE keeps the originals of its books, records and documents regarding the Purchased Contracts sold hereunder, are located at LEAF II B SPE’s address specified in Section 8.09.

(j) Valid Lien. This Agreement creates, to secure the Obligations, a valid security interest (as defined in the UCC) in the Collateral and, upon the filing of the financing statements on Form UCC-1 described in Section 3.01, Lender will have a valid first priority perfected security interest in the Collateral (subject to Section 9-315 of the UCC).

(k) Solvency. LEAF II B SPE is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. LEAF II B SPE is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, LEAF II B SPE will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement.

(l) Compliance. LEAF II B SPE has complied, and will comply on each Purchase Date, in all respects with all Requirements of Law with respect to it, its business and properties and all Purchased Contracts sold hereunder. LEAF II B SPE has maintained and will maintain all applicable permits, certifications and licenses necessary in any respect with respect to its business and properties and all Purchased Contracts sold hereunder, LEAF II B SPE has filed or caused to be filed, and will file, on a timely basis all tax returns required by any Governmental Authority.

(m) No Rescission. No Purchased Contract has been satisfied, subordinated or rescinded or, except as disclosed in writing to Lender, amended in any manner.

(n) No Insolvency Event. No Insolvency Event has occurred with respect to LEAF II B SPE nor, in LEAF II B SPE’s good faith judgment, is any Insolvency Event anticipated to occur with respect to LEAF II B SPE in the foreseeable future.

(o) Fraudulent Conveyance. LEAF II B SPE is not entering into the transactions contemplated hereby with any intent of hindering, delaying or defrauding creditors.

(p) Eligible Contracts. As of the relevant Purchase Date:

(i) each Purchased Contract sold on such date is an Eligible Contract and the transfer, sale and conveyance to LEAF II hereunder of such Purchased Contract does not conflict with, result in a breach of any of the provisions of, or constitute (with or without notice or lapse of time or both) a default under, such Purchased Contract or violate any Requirement of Law or subject the Lender to any fine, penalty or liability; and

(ii) the information set forth in the Purchase Date Notice with respect to each Purchased Contract to be purchased on such date, together with the applicable electronic data file provided in connection therewith, is and shall be true and correct.

(q) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations pending or, to the best knowledge of an Authorized Officer of LEAF II B SPE, threatened with respect to any Purchased Contract before any Governmental Authority asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability of any such Purchased Contract.

(r) Legal Name. The legal name of LEAF II B SPE is LEAF II B SPE, LLC.

(s) ERISA. No Plan (as defined in Section 3(3) of ERISA) maintained by LEAF II B SPE or any of its ERISA Affiliates (as defined in Section 414(b), (c), (m) or (o) of the Code) has any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, LEAF II B SPE and each ERISA Affiliate of LEAF II B SPE have, in a timely manner, made all contributions required to be made by it to any Plan and Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) to which contributions are or have been required to be made by LEAF II B SPE or such ERISA Affiliate, and no event requiring notice to the Pension Benefit Guaranty Corporation under Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of LEAF II B SPE or the payment of any material amount to avoid such Lien. No Reportable Event (as defined in Section 4043 of ERISA) with respect to LEAF II B SPE or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of LEAF II B SPE or the payment of any material amount to avoid such Lien.

(t) PATRIOT Act. To the extent applicable, LEAF II B SPE is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of any Advance will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.”

(xii)  Section 5.01(e) thereof is hereby amended by deleting the phrase “the applicable Collection Account” in its entirety and, in lieu thereof, inserting the phrase “the Collection Account”.

(xiii)  Section 5.01(f) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the following:

“(f) Reporting Requirements.

(i) LEAF II B SPE shall (A) within one Business Day after an Authorized Officer of LEAF II B SPE obtains knowledge of the occurrence of any Potential Termination Event or any Termination Event, notify (either orally or in writing) the Lender of such occurrence and (B) as soon as possible and in any event within three Business Days after an Authorized Officer of LEAF II B SPE obtains knowledge of the occurrence of any Potential Termination Event or any Termination Event, deliver to Lender, the Lender a statement of an Authorized Officer of LEAF II B SPE setting forth details of such Termination Event or such event and the action that LEAF II B SPE has taken and proposes to take with respect thereto.

(ii) As soon as possible and in any event within 10 Business Days after an Authorized Officer of LEAF II B SPE obtains knowledge thereof, LEAF II B SPE shall notify the Lender of any litigation, investigation or proceeding that could reasonably be expected to impair in any respect the ability of LEAF II B SPE to perform its obligations under this Agreement.

(iii) LEAF II B SPE shall promptly deliver to Lender such other information, documents, records or reports regarding the Purchased Contracts as Lender may from time to time reasonably request in order to protect Lender’s interests under or as contemplated by this Agreement.”

(xiv)  Section 5.01 thereof is hereby amended by inserting the following at the end thereof:

“(g) Extension or Amendment of Contract Receivables. Except as otherwise permitted under the Servicing Agreement, LEAF II B SPE will not (i) extend, amend or otherwise modify the terms of any Purchased Contract or (ii) rescind or cancel any Purchased Contract.

(h) No Actions Against Obligors. Except in accordance with the Servicing Agreement, LEAF II B SPE will not commence or settle any legal action to enforce any rights under any Purchased Contract.”

(xv)  Article VIII thereof is hereby amended by inserting the following at the end thereof:

“SECTION 8.11 Indemnification. Without limiting any other rights that any of the Indemnified Parties may have hereunder or under any applicable law, LEAF II B SPE hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:

(a) the reliance by any of the Indemnified Parties on any representation or warranty made by LEAF II B SPE under this Agreement that was incorrect in any respect when made or deemed made;

(b) any breach by Lender of any of its obligations under this Agreement or any other Transaction Document;

(c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto;

(d) any commingling by LEAF II B SPE of Collections with other funds of LEAF II B SPE or any of its Affiliates; or

(e) any breach by LEAF II B SPE of any obligation under, or any violation by LEAF II B SPE of any Requirement of Law with respect to, any Purchased Contract;

provided, however, that LEAF II B SPE shall not have any obligation to any Indemnified Party pursuant to this Section 8.11 for any of the foregoing (x) caused by the gross negligence or willful misconduct of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction or (y) that arise out of facts and circumstances related to the Purchased Contracts occurring prior to the Effective Date. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 8.11 may be unenforceable because it is violative of any law or public policy, LEAF II B SPE shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Amounts incurred by the Indemnified Parties.

Each Indemnified Party shall use reasonable efforts to notify LEAF II B SPE in advance of making any claim under this Section. Any Indemnified Amounts due under this Section shall be payable when incurred and, in any event, within ten Business Days of submission of a claim by the Indemnified Party. This Section shall survive the payment of all amounts otherwise due under this Agreement.”

(d)  Servicing Agreement. The Servicing Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  Each reference therein to the phrase “the applicable Collection Account” or the phrase “the applicable Collection Account” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Collection Account”.

(iv)  Each reference therein to the phrase “the Applicable Priority of Payments” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Priority of Payments”.

(v)  Section 2.01(b) thereof is hereby amended by deleting the phrase “the Master DDA, the Collection Accounts and the Reserve Accounts” in its entirety and, in lieu thereof, inserting the phrase “the Master DDA and the Collection Account”.

(vi)  Section 2.01(c)(iv) thereof is hereby amended by deleting the phrase “and all funds on deposit in the applicable Reserve Account” in its entirety.

(vii)  Section 2.01(c)(v) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “Intentionally Omitted”.

(viii)  Section 2.01(f)(ii) thereof is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the following:

“(ii) at the Servicer’s expense, with the prior written consent of the Lender, and subject to Section 2.01(g), entering into subservicing arrangements with any Person for the purpose of administering or collecting the Collections.”

(ix)  Section 4.01(b)(i) thereof is hereby amended by deleting the phrase “the Master DDA, the Collection Accounts and the Reserve Accounts” in its entirety and, in lieu thereof, inserting the phrase “the Master DDA and the Collection Account”.

(e)  Back-up Servicing Agreement. The Back-up Servicing Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  Section 2.04 thereof is hereby amended by deleting the phrase “the Applicable Priority of Payments” in its entirety and, in lieu thereof, inserting the phrase “the Priority of Payments”.

(f)  Paying Agent Agreement. The Paying Agent Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(iii)  Each reference therein to the phrase “the applicable Collection Account” or the phrase “the applicable Collection Account” or the phrase “either Collection Account” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Collection Account”.

(iv)  Each reference therein to the phrase “the Applicable Priority of Payments” is hereby amended by deleting it in its entirety and, in lieu thereof, inserting the phrase “the Priority of Payments”.

(v)  Section 3(a) thereof is hereby amended by deleting the phrase “the Master DDA, the Collection Accounts and the Reserve Accounts” in its entirety and, in lieu thereof, inserting the phrase “the Master DDA and the Collection Account”.

(vi)  Section 5(b) thereof is hereby amended as follows by deleting it in its entirety and, in lieu thereof, inserting the phrase “Intentionally Omitted”.

(vii)  Sections 6(b), 6(c) and 6(d) thereof are each hereby amended by deleting it in its entirety.

(viii)  Section 7(b) thereof is hereby amended by deleting the phrase “and funds on deposit in the applicable Reserve Account, in each case,”; in its entirety.

(g)  Custodial Agreement. The Paying Agent Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(h)  Master DDA Control Agreement. The Master DDA Control Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(i)  Master DDA Intercreditor Agreement. The Master DDA Intercreditor Agreement is hereby amended as follows:

(i)  Each reference therein to “Borrower” shall be deemed to be a reference to LEAF II B SPE, as assignee of MLEF.

(ii)  Each reference therein to “LEAF SPE” shall be deemed to be a reference to LEAF II, as assignee of LEAF IDM.

(j)  Addressees. Each of the Transaction Documents is amended to provide that notice information for each of the addressees in the Transaction Documents shall be as follows:

If to LEAF Funding:

LEAF Funding, Inc.
c/o LEAF Financial Corporation
1818 Market Street, 9th floor
Philadelphia, PA 19103

Tel: (215) 569-1844
Fax: (215) 569-0675
Attn: Crit DeMent

With copies to:

Dar Patel, Esq.
General Counsel
LEAF Financial Corporation
(same info as above)

and:

Richard Abt, Esq.
Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103

Tel: (215) 731-9450
Fax: (215) 735-2513

If to LEAF II:

Lease Equity Appreciation Fund II, L.P.
c/o LEAF Financial Corporation
(same as above)

If to LEAF II B SPE:

LEAF II B SPE, LLC
c/o LEAF Financial Corporation
(same as above)

If to the Lender:

Merrill Lynch Commercial Finance Corp.
4 World Financial Center,10th Fl.
New York, NY 10080
Tel: (212) 449-9369
Fax: (212) 449-9015
Attn:  Jeffrey S. Cohen

If to U.S. Bank:

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101
Tel: (651) 244-0727
Fax: (651) 244-1917
Attn: Structured Finance/Leaf Financial

SECTION 3.  Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) provided that each of the following conditions precedent shall have been satisfied, or waived by the Lender and U.S. Bank, on or before such date:

(a)  Purchase Price. LEAF II B SPE shall have paid to MLEF the Purchase Price in accordance with the terms and conditions hereof.

(b)  Collection Accounts and Reserve Accounts. The Paying Agent shall have (i) renamed the currently existing “Collection Account (Pool A)” as “Merrill Lynch Commercial Finance Corp., as Lender, Account of LEAF II B SPE, LLC”, which account, as of the Effective Date and thereafter, shall for all purposes of the Transaction Documents be the “Collection Account”, (ii) transferred all amounts then on deposit in the Collection Account (Pool B), Reserve Account (Pool A) and Reserve Account (Pool B) into the Collection Account, and (iii) terminated each of the Collection Account (Pool B), Reserve Account (Pool A) and Reserve Account (Pool B).

(c)  Delivery of Agreements, Documents, Instruments, Etc. The Lender shall have received each of the following, each, unless otherwise noted, dated as of Effective Date:

(i)  this Agreement, executed and delivered by a duly Authorized Officer of each party hereto;

(ii)  a Note, executed and delivered by a duly Authorized Officer of LEAF II B SPE;

(iii)  an Effective Date Notice in form of Exhibit III attached hereto executed and delivered by a duly Authorized Officer of LEAF Financial, LEAF Funding, LEAF IDM, LEAF II and LEAF II B SPE;

(iv)  copies of the organizational documents of each of LEAF II and LEAF II B SPE, certified by the Secretary of State of the State of Delaware, or, if such document is of a type that may not be so certified, certified by the secretary of each of LEAF II and LEAF II B SPE, as applicable, together with a good standing certificate from the Secretary of State of the State of Delaware and, if applicable, each other jurisdiction in the United States in which each of LEAF II and LEAF II B SPE is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each jurisdiction of organization, each dated a recent date prior to the Effective Date;

(v)  resolutions of the board of directors (or any duly authorized committee thereof) or members of each of LEAF II and LEAF II B SPE approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party, certified as of the Effective Date by the secretary of each of LEAF II and LEAF II B SPE, as applicable, as being in full force and effect without modification or amendment;

(vi)  signature and incumbency certificates of the officers of each of LEAF II and LEAF II B SPE executing the Transaction Documents to which it is a party;

(vii)  executed copies of one or more favorable written opinions of counsel for LEAF Financial, LEAF Funding, LEAF IDM, LEAF II and LEAF II B SPE in form and substance satisfactory to the Lender and its counsel, dated as of the Effective Date and covering substantially such matters as LEAF II B SPE or the Lender may reasonably request (this Agreement constituting a written request by each of LEAF Financial, LEAF Funding, LEAF IDM, LEAF II and LEAF II B SPE to such counsel to deliver such opinions to LEAF II B SPE and the Lender), including, without limitation, (x) concerning the potential application to LEAF Funding, LEAF II and LEAF II B SPE of the doctrine of “substantive consolidation” under the federal bankruptcy laws and (y) concerning the true sale nature of the transactions contemplated hereby and the other Transaction Documents; and

(viii)  financing statements relating to the conveyance of the Purchased Contracts, naming LEAF II as debtor, LEAF II B SPE as secured party and LEAF II B SPE as assignee thereof, or other similar instruments or documents, as may be necessary or, in the opinion of the Lender, desirable under the UCC of any appropriate jurisdiction or other applicable law to perfect LEAF II’s ownership of the Purchased Contracts and a first priority security interest therein, which financing statements, instruments or documents shall be filed with the Secretary of State of the State of Delaware and such other filing offices as may be necessary or appropriate.

(d)  Representations and Warranties. As of the date hereof, the representations and warranties made herein by LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(e)  No Potential Termination Event or Termination Event. No Potential Termination Event or Termination Event shall have occurred and be continuing or shall occur as a result of this Agreement.

SECTION 4.  Representations and Warranties. To induce MLEF, the Lender and U.S. Bank to enter into this Agreement, each of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE hereby represent and warrant to MLEF, the Lender and U.S. Bank as follows as of the date hereof:

(a)  Representations and Warranties - Transaction Documents. The representations and warranties made by each of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II and LEAF II B SPE in any Transaction Document (giving effect to the transactions contemplated hereby) are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(b)  Representations and Warranties - This Agreement.

(i)  It is duly organized and validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Delaware. It has full power, authority and legal right to own its properties and conduct its business, as presently owned and conducted, and as is proposed to be conducted under this Agreement (and, in the case of LEAF II B SPE, the Note), and to execute, deliver and perform its obligations under this Agreement (and, in the case of LEAF II B SPE, the Note).

(ii)  It is duly qualified to do business (or is exempt from such qualification requirements), is in good standing, and has obtained all Governmental Authorizations in each jurisdiction in which qualification and such Governmental Authorization are required in connection with the conduct its business, as presently owned and conducted, and as is proposed to be conducted under this Agreement (and, in the case of LEAF II B SPE, the Note), and the execution, delivery and performance of its obligations under this Agreement (and, in the case of LEAF II B SPE, the Note), except to the extent that any failure to be so qualified could not reasonably be expected to have a material adverse effect.

(iii)  Its execution, delivery and performance of this Agreement (and, in the case of LEAF II B SPE, the Note) and the consummation of the transactions contemplated by this Agreement (and, in the case of LEAF II B SPE, the Note) have been duly and validly authorized by all necessary action on the part of it.

(iv)  This Agreement (and, in the case of LEAF II B SPE, the Note) constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, now and hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(v)  Its execution and delivery of this Agreement (and, in the case of LEAF II B SPE, the Note), its performance of the transactions contemplated hereby and its fulfillment of the terms hereof and thereof applicable to it do not (A) contravene it’s organizational documents, (B) conflict with or violate any Requirements of Law applicable to it, (C) violate any provision of, or require any filing, registration, consent or approval under, any Requirement of Law presently in effect having applicability to it, except for such filings, registrations, consents or approvals as have already been obtained or made and are in full force and effect, and (D) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, Purchased Contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties or assets are bound which conflict, violation, default or breach would have an adverse effect on it’s ability to perform its obligations hereunder or on the ownership of the Purchased Contracts.

(vi)  There are no proceedings, injunctions, writs, restraining orders or investigations pending or, to the best knowledge of it, threatened against it before any Governmental Authority (A) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, validity or enforceability of, this Agreement (and, in the case of LEAF II B SPE, the Note), (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement (and, in the case of LEAF II B SPE, the Note), or (C) seeking any determination or ruling that is reasonably likely to affect adversely the financial condition or operations of it or the validity or enforceability of, or the performance by it of its obligations under, this Agreement (and, in the case of LEAF II B SPE, the Note).

(vii)  No authorization, consent, license, order or approval of, filing, registration or declaration with, or notice to, any Person, including, without limitation, any Governmental Authority, is required for it in connection with the execution and delivery of this Agreement (and, in the case of LEAF II B SPE, the Note) by it or the performance of its obligations under this Agreement (and, in the case of LEAF II B SPE, the Note), except for the filing of documents required to have been filed on or promptly after the Effective Date.

(c)  No Potential Termination Event or Termination Event. No Potential Termination Event or Termination Event has occurred and is continuing or shall occur as a result of this Agreement.

SECTION 5.  Reference to and Effect on the Transaction Documents. As of the Effective Date, any reference in any Transaction Document to a Transaction Document shall be to such Transaction Document as amended hereby.

SECTION 6.  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 7.  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.  Integration. This Agreement and the other Transaction Documents represent the agreement of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II, LEAF II B SPE, MLEF, the Lender and U.S. Bank with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by LEAF II B SPE, Lender or U.S. Bank relative to subject matter hereof not expressly set forth or referred to herein or in the Transaction Documents.

SECTION 9.  GOVERNING LAW AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.  PATRIOT ACT. Purchaser hereby notifies each of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II, LEAF II B SPE that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each such Person, which information includes the name and address of each such Person and other information that will allow such Purchaser to identify each of LEAF Funding, LEAF IDM, LEAF Financial, LEAF II, LEAF II B SPE in accordance with the PATRIOT Act.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEAF FINANCIAL CORPORATION
By:
                                        Name:
Title:

LEAF FUNDING, INC.
By:
Name:
Title:

LEAF INSTITUTIONAL DIRECT MANAGEMENT, LLC
By: LEAF Funding, Inc., its sole member
By:
Name:
Title:

LEASE EQUITY APPRECIATION FUND II, L.P.
By: LEAF Financial Corporation, its general partner
By:
Name:
Title:

LEAF II B SPE, LLC
By: Lease Equity Appreciation Fund II, L.P., its sole member
By: LEAF Financial Corporation, its general partner
By:
Name:
Title:

MERRILL LYNCH EQUIPMENT FINANCE LLC
By:
Name:
Title:

MERRILL LYNCH COMMERCIAL FINANCE CORP.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

N236634.4

Appendix A

[as attached]

N236634.4

Exhibit I

[as attached]

N236634.4

Exhibit II

[as attached]

Exhibit III

[as attached]

N236634.4

Appendix A

DEFINITIONS AND RULES OF CONSTRUCTION

I.    AMENDMENT AND RESTATEMENT

Pursuant to the Assignment, Assumption and Amendment Agreement (as defined herein), this Appendix A amends and restates in its entirety the existing Appendix A.

II.    General.

These definitional provisions are intended for use in connection with the Transaction Documents (as defined herein) and is attached to and made a part of the Purchase, Sale and Contribution Agreement (as defined herein).

III.    Defined Terms.

Unless the context requires a different meaning, capitalized terms are used in this Appendix A and in each of the other Transaction Documents (as defined herein) as follows:

“Accounts” means the Master DDA, the Collection Account and the Security Deposit Account.

“Accrual Period” means in respect of any Advance, (i) initially, the period from and including the Purchase Date for such Advance to but excluding the Payment Date following the first calendar month after the calendar month such Purchase Date occurred, and (ii) thereafter, the period from and including each Payment Date in respect of such Advance to but excluding the next Payment Date, up to but excluding the earlier of (x) the date on which LEAF II B SPE is required to repay such Advance pursuant to the terms of the Loan Agreement, and (y) the date on which such Advance is repaid in full.

            “Advance” means a loan made by the Lender to LEAF II B SPE pursuant to Section 2.02(a) of the Loan Agreement, the proceeds of which were used to purchase Contracts.

          “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

       “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

            “Assignment, Assumption and Amendment Agreement” means that certain Assignment, Assumption and Amendment Agreement, dated as of September 29, 2006, among LEAF Financial, LEAF Funding, LEAF IDM, LEAF II, LEAF II B SPE, MLEF, the Lender and U.S. Bank National Association.

            “Authorized Officer” means as to Person, any of the Chief Executive Officer, any President, any Senior Vice President, any Executive Vice President or any Vice President or the Treasurer thereof, as the case may be, or, if such Person is managed by another Person (such other Person, a “Manager”), any of the Chief Executive Officer, any President, any Senior Vice President, any Executive Vice President or any Vice President or the Treasurer of such Manager, or the Manager of such Manager.

            “Authorized Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer.

            “Authorized Representative” has the meaning specified in Section 19 of the Custodial Agreement.

            “Back-up Servicer” means U.S. Bank National Association in its capacity as the Back-up Servicer under the Back-up Servicing Agreement, together with its successors and assigns.

            “Back-up Servicing Agreement” means the Back-up Servicing Agreement, dated as of April 8, 2003, among LEAF Financial, the Back-up Servicer and the Lender, as amended, supplemented or otherwise modified from time to time.

  “Back-up Servicing Fee” means the fee to be paid to the Back-up Servicer in accordance with the fee agreement among LEAF Financial, the Back-up Servicer and the Lender, as amended, supplemented or otherwise modified from time to time.

  “Back-up Servicer Fee Rate” means, as of any date of determination, the rate per annum, expressed as a percentage, at which the fee payable to the Back-up Servicer is calculated as of such date.

            “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

            “Base Rate” means the rate of interest publicly announced by JPMorgan Chase Bank., its successors or any other commercial bank designated by the Lender to LEAF II B SPE from time to time in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by such bank as a means of pricing some loans to its borrowers an neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by such bank to any particular class or category of customers. Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

            “Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Minneapolis, Minnesota are authorized or required to close or on which the New York Stock Exchange, the Lender or the Custodian is closed; provided, however, that, when used in connection with the calculation of the LIBO Base Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            “Closing Date” means the date on which the conditions set forth in Section 4.01 of the Loan Agreement are satisfied and the initial Advances are made.

            “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

            “Collateral” has the meaning specified therefor in Section 7.01 of the Loan Agreement.

            “Collection Account” means an account established by the Paying Agent on or before the initial Purchase Date entitled “Merrill Lynch Commercial Finance Corp., as Lender, Account of LEAF II B SPE, LLC”, and into which all Collections shall be deposited in accordance with the terms of applicable Transaction Documents.

             “Collections” means, with respect to any Contract, as of any date of determination or for any period, the sum all amounts received by the Servicer under or in respect of such Contract, including, without limitation, all scheduled and unscheduled payments, taxes and assessments in respect of such Contract or the Subject Equipment, insurance monitoring fees, insurance proceeds, payments under hedging agreements, late fees, renewal payments, termination payments, disposition proceeds, post maturity collections and Residual Proceeds.

            “Commitment” means the commitment of the Lender to make Advances to LEAF II B SPE in an aggregate amount not to exceed $200,000,000, as such amount may be terminated or reduced from time to time in accordance with the terms of the Loan Agreement.

        “Concentration Limits” means, as of any date of determination, the following limits for individual or affiliated lessees:

(a)  the aggregate outstanding Contract Value of Purchased Contracts of no one lessee and its Affiliates as of such date shall account for more than $3,000,000;

(b)  the aggregate outstanding Contract Value of Purchased Contracts of any 3 lessees and their respective Affiliates taken together as of such date shall account for no more than $8,000,000;

(c)  the aggregate outstanding Contract Value of Purchased Contracts with respect to Subject Equipment located in the State of California as of such date shall exceed more than 30% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date;

(d)  the aggregate outstanding Contract Value of Purchased Contracts with respect to Subject Equipment located in any State of the United States (other than California) as of such date shall exceed more than 20% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date;

(e)  the aggregate outstanding Contract Value of Purchased Contracts that relate to individual equipment categories and SIC codes as of such date shall not exceed more than 35% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date;

(f)  the aggregate outstanding Contract Value of Purchased Contracts having remaining terms exceeding between 86 and 180 months as of such date shall not exceed 15% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date;

(g)  the aggregate outstanding Contract Value of Purchased Contracts with respect to Subject Equipment from no one single vendor or manufacturer and its Affiliates as of such date shall exceed more than 35% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date; and

(h)  the aggregate outstanding Contract Value of Purchased Contracts that have a final or balloon payment equal to 34% of original Contract Value thereof as of such date shall not exceed 10% of the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date.

“Contract” means a finance lease, fair market value lease or secured equipment note(s), together with (i) all right, title and interest of in the Subject Equipment with respect to such Contract, (ii) all Contract Receivables with respect to such Contract, (iv) all Collections with respect to such Contract and (iv) all other Related Property with respect to such Contract.

“Contract File” means, unless the Originator Checklist otherwise indicates by an asterisk or other mark that additional items shall be required, with respect to any Contract, a file containing each of the following:

(a)  an original, certified copy or faxed copy of the master Contract, if applicable for the underlying transaction, and Contract schedule (provided, however, that a faxed copy shall be stamped “ORIGINAL” and the Originator Checklist shall contain a notation that the Contract File contains such faxed copy);

(b)  an original or copy of a delivery and acceptance for leases (which may be part of the Contract) for Contracts with an original cost greater than $50,000 (unless otherwise not required and so indicated on the Originator Checklist);

(c)  original or copy of an invoice relating to the Subject Equipment;

(d)  evidence of insurance for Contracts with an original cost greater than $100,000 (unless otherwise not required and so indicated on the Originator Checklist);

(e)  copies of UCC filings for the Subject Equipment with an original cost greater than $25,000 for finance leases and loans and in excess of $50,000 on all fair market value leases, as determined by the amount listed on the Originator Checklist or information found in the Contract File; and

(f)  in the case of a QSP Contract (noted on the Originator Checklist as Originator being paid), proof of issuance of payment by the QSP for the Subject Equipment.

  In addition, with respect to any Contract, each of the following may be present in the Contract File and noted on the Originator Checklist, provided, however, that the absence of any item listed in (a) through (f) below shall not be reported as an Exception on any Contract File Schedule and Exception Report or Trust Receipt:

(a)  an original or faxed copy of a personal, corporate or other guaranty (which may be part of the Contract) as required in the original credit approval;

(b)  an original or faxed copy of a corporate resolution and secretary’s certificate, as appropriate for the transaction;

(c)  an original or faxed copy of a bill of sale, in the case of a sale lease back transaction;

(d)  copies of photo identification; and

(e)  an original or copy of a landlord or mortgagee waiver.

  Provided, with respect to any loan identified as an acquisition loan on the Originator Checklist, the term “Contract File”, unless the Originator Checklist otherwise indicates (by an asterisk or other mark) that additional items shall be required, means the following:

(a)  an original, certified copy or faxed copy of a loan Contract or master loan Contract;

(b)  an original, certified copy or faxed copy (if not part of the loan Contract and so noted on the Originator Checklist) of a term note;

(c)  an original or certified copy of a security agreement;

(d)  an original or copy of a sale agreement between seller and buyer, if applicable;

(e)  original or copy of an invoice;

(f)  evidence of insurance for Contracts with an original cost of greater than $100,000 (unless otherwise not required and so indicated on the Originator Checklist);

(g)  copies of UCC filings for loans with an original cost greater than $25,000, as determined by the amount listed on the Originator Checklist or information found in the Contract File; and

(h)  in the case of a QSP Contract, proof of issuance of payment by the QSP for the Subject Equipment.

  In addition, with respect to any acquisition loan, the file may contain each of the following, which may be noted on the Originator Checklist, provided, however, that the absence of any item listed in (a) through (m) below shall not be reported as an Exception on any Contract File Schedule and Exception Report or Trust Receipt:

(a)  an original or faxed copy of a personal, corporate or other guaranty (which may be part of the Contract) as required in the original credit approval;

(b)  an original or faxed copy of a corporate resolution and secretary certificate as appropriate for the transaction;

(c)  an original or faxed copy of a bill of sale;

(d)  an original or faxed copy of an escrow agreement;

(e)  copies of photo identification;

(f)  copies of lien searches and applicable releases;

(g)  an original or copy of a landlord or mortgagee waiver;

(h)  a copy of an office lease or sublease;

(i)  evidence of insurance coverage with respect to (i) liability insurance and (ii) malpractice insurance;

(j)  copies of licenses;

(k)  a copy of wire instructions for funding proceeds of the term note;

(l)  an original or certified copy of the assignment of office lease; and

(m)  a copy of the site inspection report.

          “Contract File Schedule and Exception Report” means a list of Purchased Contracts held by the Custodian on each Business Day for the benefit of LEAF II B SPE and Lender, which includes codes indicating any Exceptions with respect to each Purchased Contract listed thereon. Each Contract File Schedule and Exception Report shall set forth (i) the Purchased Contracts held by the Custodian, and (ii) all Exceptions with respect thereto, with any updates thereto from the time last delivered.

“Contract Receivable” means, with respect to any Contract, (i) all “accounts” (as such term is defined in the UCC, together with all proceeds thereon) created by or that otherwise arise under such Contract, (ii) all Collections with respect to such accounts and (iii) all Related Property with respect to accounts.

“Contract Value” means (i) with respect to any Contract that is not delinquent or is 120 days or less delinquent, as of any date of determination, the present value of the remaining scheduled payments of such Contract, excluding any residual payment, discounted at the Discount Rate and (ii) with respect to any Contract that is more than 120 days delinquent, as of any date of determination, an amount equal to zero.

“Cumulative Losses” means, as of any date of determination, an amount equal to the difference of (i) the sum of the Contract Value at the related Purchase Date of all Purchased Contracts that (x) are more than 180 days past due as of such date or (y) LEAF, in its capacity as the Servicer, has charged off in accordance with the Policy and Procedures as of such date, over (ii) the aggregate amount received by the Servicer (net of any related expenses) in connection with the realization of the full amounts due and to become due under such Purchased Contracts and the sale of any property acquired in respect thereof.

“Custodial Identification Certificate” means the certificate executed by LEAF Financial in connection with the delivery of Contract Files to be held by the Custodian pursuant to the Custodial Agreement, a form of which is attached as Annex 1 to the Custodial Agreement.

            “Custodian” means U.S. Bank National Association or any successor custodian appointed in accordance with the terms of the Custodial Agreement.

            “Custodian Fee Rate” means, as of any date of determination, the rate per annum, expressed as a percentage, at which the fee payable to the Custodian is calculated as of such date.

            “Custodial Agreement” means the Custodial Agreement, dated as of April 8, 2003, among LEAF Funding, LEAF II, the Servicer, the Lender, LEAF II B SPE and the Custodian, as amended, supplemented or otherwise modified from time to time.

            “Default Funding Rate” means as of any date of determination, a rate equal to the sum of (a) the Base Rate as of such date, and (b) 1.50%, per annum.

            “Delinquency Rate” means, as of any date of determination, the ratio, expressed as a percentage, of (i) the aggregate outstanding Contract Value of all Purchased Contracts which are 60 days or more past due as of such date to (ii) the aggregate outstanding Contract Value of all Purchased Contracts as of such date.

            “Discount Rate” means as of any date of determination, a rate equal to the sum of (a) the Funded Rate, (b) the Servicing Fee Rate, (c) the Back-up Servicing Fee Rate, and (d) the Custodian Fee Rate, in each case as in effect as of such date.

            “Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

   “Effective Date” has the meaning specified therefor in the Assignment, Assumption and Amendment Agreement.

    “Effective Period” means the period beginning on the Closing Date and terminating on the Expiry Date.

            “Eligible Contract” means a Contract that meets each of the following criteria:

(a)  the Subject Equipment with respect to such Contract has been purchased (i) directly by LEAF Funding from a vendor or manufacturer, or (ii) in the case of a QSP Contract, by LEAF Funding from a QSP, and such QSP has purchased the Subject Equipment directly from a vendor or manufacturer;

(b)  such Contract contains a “Hell or High Water” clause that unconditionally obligates the lessee to make periodic Contract payments (including taxes), notwithstanding damage to or destruction of the Subject Equipment, or any other event, including obsolescence thereof;

(c)  such Contract is non-cancelable by the lessee, does not contain any early termination option (or, if it does have such an option, it also contains a make-whole provision)

(d)  such Contract is denominated in Dollars and for which all payments thereunder are payable in Dollars and with respect to which there is no option to change the currency or country in which such payments are made;

(e)  the Subject Equipment is located in the United States, Puerto Rico or Canada;

(f)  all payments payable under such Contract are absolute, unconditional obligations of the lessees without right to offset for any reason;

(g)  such Contract requires the lessee to maintain the Subject Equipment in good working order, to bear all the costs of operating the Subject Equipment, including the taxes, maintenance and insurance relating thereto;

(h)  such Contract provides that the Servicer may accelerate all Contract payments if the lessee is in default under such Contract;

(i)  such Contract provides for periodic Contract payments, which are principally due and payable on a monthly basis and the next payment due date is within 30 days of applicable Purchase Date with respect to such Contract;

(j)  such Contract provides that in the event of a casualty loss, the Servicer may require the lessee, at the lessee's expense, to pay Servicer the sum of all unpaid rents and other payments due under such Contract, all accelerated future payments due under such Contract (discounted to a present value payoff amount) and the booked residual value of the Subject Equipment;

(k)  such Contract provides that the lessee may not elect to utilize any security deposit thereunder to offset any payment thereunder;

(l)  such Contract includes only the remaining non-cancelable contractual payments purchased and funded but not more than the Maximum Contract Term;

(m)   the Contract Value with respect to such Contract does not include the amount of any security deposits held by LEAF Funding or the Servicer (without the prior written consent of the Lender);

(n)  such Contract shall not be modified, waived, or amended in any way which could adversely affect the lessor, its assigns or obligees;

(o)  for each Contract in which LEAF Funding is paying a vendor directly, LEAF Funding shall have followed its standard guidelines regarding site inspections;

(p)  the maximum remaining term of such Contract shall not exceed 180 months;

(q)  the funds to purchase such Contract have been disbursed to the applicable vendor or manufacturer unless LEAF Funding is acquiring a QSP Contract, in which case LEAF Funding shall have funded the originator of the transaction;

(r)  such Contract shall have similar characteristics to other Contracts originated by LEAF Financial and no procedures adverse to the interests of the Lender shall have been used by LEAF Financial in selecting such Contract from other Eligible Contracts originated by LEAF Financial;

(s)  the Custodian is in possession of the Contract File with respect to such Contract, has issued to the Lender a Trust Receipt therefor and no Exceptions have been cited by the Custodian;

(t)  such Contract was created in compliance with, and that, on the applicable Purchase Date does not contravene in any material respect, any applicable law;

(u)  such Contract will at all times be the legal, valid and binding payment obligation of the lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(v)   such Contract has not been satisfied, subordinated or rescinded;

(w)  such Contract is not subject to any enforceable provision prohibiting the transfer by LEAF Funding to LEAF II B SPE of its interests therein;

(x)  such Contract is either (x) not subject to any foreign withholding tax or (y) provides for a “gross-up” or indemnity of any payments upon the imposition of any such tax;

(y)  with respect to any Contract that is a finance lease and that has a Contract Value of $25,000 or more, such Contract is secured by a first priority perfected security interest in the Subject Equipment;

(z)  such Contract has been originated by LEAF Financial in accordance with the Policy and Procedures;

(aa)  at the time of initial purchase of such Contract, the lessee thereunder is not subject to an Insolvency Event;

(bb)  the lessee or obligor thereunder is not a Governmental Authority; and

(cc)  such Contract does not have a Contract Value in excess of $750,000, unless the Lender shall have given its prior written consent with respect thereto; provided the Lender shall have use commercially reasonable efforts to provide such consent within three Business Days of any request for such consent.

            “Entity” means any individual, partnership, corporation, limited liability company, limited liability partnership, association, estate, trust, business trust, and Governmental Authority.

            “Equipment” means “equipment” as such term is defined in the UCC.

            “Equipment Cost” means, for any Contract, the Contract Value of such Contract as of the applicable Purchase Date.

            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

            “ERISA Affiliate” means with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

            “Exception” means, with respect to any Purchased Contract, (i) any variances from the requirements of the definition of “Contract File” with respect to such Purchased Contract , or (ii) any written notice to or actual knowledge of the Custodian of a Lien, other than Permitted Liens, with respect to such Purchased Contract.

            “Expiry Date” means the earliest to occur of (x) February 28, 2007, (y) the date on which a Termination Event shall have been deemed to have occurred or shall have been declared to have occurred and (z) the date on which the aggregate amount of the Commitment equals zero.

            “Facility Fee” means, as of any date of determination a fee payable by LEAF II B SPE to the Lender in an amount equal to (x) the Facility Fee Rate, times (y) the average daily amount of the Note Balance (determined as of the close of business on any date of determination) during the immediately preceding month, which fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable for each Monthly Period in arrears on each Payment Date.

            “Facility Fee Rate” means 0.95%, per annum.

            “Funded Rate” means as of any date of determination, a rate equal to the sum of the (a) Hedged Swap Rate as of such date and (b) the Facility Fee Rate.

            “FDIC” means the Federal Deposit Insurance Corporation.

            “GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

            “Governmental Authority” means any nation or government, any state, city, town, municipality, county, local or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

            “Hedged Swap Rate” means, as of any date of determination, the weighted average of the fixed rates associated with the Hedging Agreements (weighted by notional balances) as of such date.

            “Hedging Agreement” means one or more written hedging agreements, swap agreements or similar arrangements acceptable to LEAF Financial, LEAF II B SPE and the Lender to which LEAF II B SPE is a party, with an aggregate notional value equal to the aggregate amount of the Contract Values for all Purchased Contracts as of such date, intended to offset a decline in value of Purchased Contracts due to changes in market interest rates.

            “Indemnified Amounts” means claims, damages, losses, liabilities, expenses, disbursements, obligations, penalties, actions, suits, judgments and amounts paid in settlement thereof of any kind or nature whatsoever (including reasonable legal fees and expenses in connection with investigating, negotiating and settling any such claim, damage, loss, liability, expense, disbursement, obligation, penalty, action, suit, judgment or amount).

            “Indemnified Parties” means the Lender, the Custodian, the Paying Agent, the Back-up Servicer and any of their respective officers, directors, shareholders, members, successors, assigns, servants, agents or employees.

            “Insolvency Event” means, as to any Person:

(a)  (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, (ii) an involuntary case is commenced against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 45 days or (iii) such Person shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or

(b)  such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make a general assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

            “LEAF Financial” means LEAF Financial Corporation, a Delaware corporation.

            “LEAF Funding” means LEAF Funding, Inc., a Delaware corporation.

            “LEAF II” means Lease Equity Appreciation Fund II, L.P., a Delaware limited partnership, as assignee of Leaf Institutional Direct Management, LLC, a Delaware limited liability company (“LEAF IDM”).

            “LEAF II B SPE” means LEAF II B SPE, LLC, a Delaware limited liability company, as assignee of Merrill Lynch Equipment Finance LLC, a Delaware limited liability company (“MLEF”).

          “Lender” means Merrill Lynch Commercial Finance Corp., a Delaware corporation.

        “LIBO Base Rate” means for any Advance, with respect to each Accrual Period, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as the one-month LIBOR (i) with respect to the Accrual Period beginning on the Closing Date, two (2) Business Days prior to the Closing Date, and (ii) with respect to all other Accrual Periods, two (2) Business Days prior to the end of the immediately preceding Accrual Period, and if such rate shall not be so quoted, the rate per annum at which the Reference Banks are offered Dollar deposits at or about 11:00 a.m., New York time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of their loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Advances then being requested and to be outstanding on such day.

            “LIBO Rate” means, at any time, a rate per annum (rounded upwards to the nearest 1/100th of one percent) determined by the Lender to be equal to (i) the LIBO Base Rate divided by (ii) 1 minus the LIBO Reserve Requirements.

            “LIBO Reserve Requirements” shall mean for any calendar month and for any Lender as to which LIBO Reserve Requirements are actually required to be maintained, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such calendar month, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of such Governmental Authority.

            “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, lease, easement, title defect, restriction, levy, execution, seizure, attachment, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            “Loan Agreement” means the Loan and Security Agreement, dated as of April 8, 2003, between LEAF II B SPE and the Lender, as amended, supplemented or otherwise modified from time to time.

            “Loan Documents” means the Loan Agreement, the Notes, if any, and all other agreements, instruments, and other documents executed and delivered pursuant thereto or otherwise evidencing or securing any Advance or other Obligation.

            “Master DDA” means a depositary account maintained by the Master DDA Securities Intermediary pursuant to the Master DDA Control Agreement or any successor securities account maintained pursuant to the Master DDA Control Agreement.

            “Master DDA Control Agreement” means the Account Control Agreement, dated as of May 21, 2003, among LEAF Funding, the Master DDA Securities Intermediary and the Lender, as amended, supplemented or otherwise modified from time to time.

            “Master DDA Intercreditor Agreement” means Amended and Restated Intercreditor Agreement, dated as of April 18, 2005, together with the joinders thereto, among Sovereign Bank, a national banking association; OFC Capital, a division of ALFA Financial Corporation, an Alabama corporation; National City Commercial Capital Corporation f/k/a Information Leasing Corporation, an Ohio corporation; WestLB AG, New York Branch; Commerce Bank, National Association, a national banking association; National City Bank, a national banking association; Merrill Lynch Equipment Finance LLC, a Delaware limited liability company; Merrill Lynch Commercial Finance Corp., a Delaware corporation; LEAF Institutional Direct Management, LLC, a Delaware limited liability company; Lease Equity Appreciation Fund I, L.P., a Delaware limited partnership; LEAF II; LEAF Funding; LEAF Fund I, LLC, a Delaware limited liability company; LEAF Fund II, LLC, a Delaware limited liability company; RCC Commercial, Inc., a Delaware corporation; Resource Capital Funding, LLC, a Delaware limited liability company; Black Forest Funding Corporation; Bayerische Hypo- Und Vereinsbank AG, New York Branch; LEAF Financial; and U.S. Bank National Association, a national banking association, as amended, supplemented or otherwise modified from time to time.

            “Master DDA Securities Intermediary” means U.S. Bank National Association, or any other securities intermediary that maintains the Master DDA pursuant to the Master DDA Control Agreement.

            “Matured Contract” means any Contract that has reached the end of its original term.

            “Maximum Advance Amount” means, as of any date of determination, an amount equal to (i) 92.0%, times (ii) the aggregate outstanding Contract Value of all of the Purchased Contracts as of such date.

            “Monthly Period” means each period that begins on the first day of a calendar month and ending on the last day of the same calendar month.

            “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

            “Non-Excluded Taxes” has the meaning specified therefor in Section 2.07 of the Loan Agreement.

            “Note” means each promissory note, if any, of LEAF II B SPE made and delivered to the Lender substantially in the form of Exhibit A to the Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

           “Note Balance” means, as of any date of determination, an amount equal to (x) the aggregate principal amount of all Advances as of such date, less (y) the aggregate amount of all principal payments received by the Lender as of such date with respect to the Advances in accordance with the Priority of Payments.

            “Obligations” means, whether now existing or hereafter incurred (i) the prompt payment by LEAF II B SPE, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Loan Agreement, the Notes and the other Loan Documents, including, without limitation, principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of LEAF II B SPE, whether or not a claim for post-filing interest is allowed in such proceeding), and all interest thereon, all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document; and (ii) the due performance and observance by LEAF II B SPE of all of its other obligations from time to time existing in respect of the Loan Agreement and all other Loan Documents.

            “Originator Checklist” means a checklist substantially in the form attached as Exhibit A hereto.

            “PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism, as amended (USA Patriot Act of 2001).

            “Paying Agent” means U.S. Bank National Association or any successor paying agent appointed in accordance with the terms of the Paying Agent Agreement.

            “Paying Agent Agreement” means the Paying Agent Agreement, dated as of April 8, 2003, among LEAF Funding, LEAF II, the Servicer, the Lender, LEAF II B SPE and the Paying Agent, as amended, supplemented or otherwise modified from time to time.

    “Payment Date” means the twentieth (20th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

            “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permissible Static Pool Loss Ratio" means, as of any date of determination, the ratio, for each Quarterly Origination Period, corresponding to the applicable number of months elapsed since the mid-point of such Quarterly Origination Period, as set forth on Schedule I hereto.

            “Permitted Liens” means (i) the Liens arising under the Purchase, Sale and Contribution Agreement, (ii) the Liens arising under the Purchase and Sale Agreement, (ii) the Liens arising under the Servicing Agreement, (iv) the Liens in favor of the Lender arising under the Loan Agreement, and (v) Liens for current taxes, assessments or other governmental charges or levies not delinquent.

            “Person” means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

             “Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

             “Policy and Procedures” means those policies and procedures to be followed by LEAF Financial with respect to the origination, collection and administration of Contracts and as set forth in LEAF Financial’s Policy and Procedures Manual on the Closing Date, as the same may be amended or modified with the prior written consent of the Lender.

            “Potential Servicer Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Servicer Default.

            “Potential Termination Event” means any occurrence or event which, with the giving of notice, the passage of time, or both, would constitute a Termination Event.

           “Priority of Payments” means on each Payment Date, the application of funds that have been deposited in the Collection Account during the immediately preceding Monthly Period in the following order of priority:

(a)  on a pari passu basis, (i) to the Back-Up Servicer, an amount equal to the Back-Up Servicing Fee then due and payable, and (ii) to the Custodian, an amount equal to the Custodian Fee then due and payable;

(b)  if the Back-Up Servicer is the Servicer, an amount equal to the Servicing Fee then due and payable;

(c)  to the counterpart(y)(ies), the aggregate amount due under each Hedging Agreement as of such date (including any breakage fees);

(d)  to the Lender, an amount equal to the Unused Fee for the immediately preceding Monthly Period and, to the extent not previously paid, for all prior Monthly Periods (plus interest on such unpaid amounts at the applicable interest rate for Advances during the Monthly Period(s) such amounts were overdue (assuming the oldest are paid first)); provided, no Unused Fee shall be due and payable at any time the Default Funding Rate is in effect;

(e)  to the Lender, an amount equal to the aggregate amount of all interest then due and payable on the Advances for the immediately preceding Accrual Period and, to the extent not previously paid, for all prior Accrual Periods (plus interest on such unpaid amounts at the applicable interest rate for the Advances during the Accrual Period(s) such amounts were overdue (assuming the oldest are paid first));

(f)  to the Servicer, an amount equal to the Servicing Fee then due and payable;

(g)  to the Lender, a principal payment on the Advances in an amount equal to the excess of (i) the aggregate amount of the Note Balance as of the end of the related Monthly Period over (ii) the Maximum Advance Amount as of the end of the related Monthly Period;

(h)  the Lender, all other amounts due and payable thereto by LEAF II B SPE under the Transaction Documents;

(i)  to the Servicer, all other amounts due and payable thereto by LEAF II B SPE under the Transaction Documents;

(j)  to LEAF II B SPE, all remaining funds.

    Notwithstanding anything herein to the contrary:

          (1)  if a Termination Event shall have occurred, all amounts in the Collection Account remaining after the distributions set forth in clauses (a) - (e) above shall be distributed to the Lender as additional principal to be applied to the Advances until fully repaid;

          (2)  all amounts deposited into the Collection Account in accordance with either Section 2.04(b) of the Purchase, Sale and Contribution Agreement and Section 2.03(b) of the Purchase and Sale Agreement, or Section 2.06(b)(ii) of the Purchase, Sale and Contribution Agreement and 2.05(b)(ii) of the Purchase and Sale Agreement, as applicable, shall be immediately distributed to the Lender and applied to reduce the Note Balance then outstanding without any further application with respect to the Priority of Payments; and

          (3)  on any Borrowing Date, provided no Termination Event shall have occurred, all amounts in the Collection Account as of such date in excess of the Maximum Advance Amount as of such date, shall, at the written request of LEAF II B SPE, be distributed to LEAF II B SPE.

          “Proceeding” means any suit in equity, action or law or other judicial or administrative proceeding.

           “Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of April 8, 2003, between LEAF II and LEAF II B SPE, as amended, supplemented or otherwise modified from time to time.

           “Purchase Date” has the meaning set forth in Section 3.02(a) of the Purchase, Sale and Contribution Agreement.

           “Purchase Date Contract Value” means, for any Purchased Contract, the Contract Value of such Purchased Contract as of the applicable Purchase Date.

           “Purchase Date Notice” has the meaning set forth in Section 3.02(a) of the Purchase, Sale and Contribution Agreement.

           “Purchase Price” means, with respect to any Purchased Contract, the price payable in consideration of the sale of such Purchased Contract in an amount equal to the Contract Value of such Purchased Contract as of the applicable Purchase Date.

“Purchase, Sale and Contribution Agreement” means the Purchase, Sale and Contribution Agreement, dated as of April 8, 2003, between LEAF Funding and LEAF II, as amended, supplemented or otherwise modified from time to time.

       “Purchased Contracts” has the meaning set forth in Section 2.01 of the Purchase, Sale and Contribution Agreement.

          “QSP” means a qualified strategic partner qualified to originate Contracts in accordance with the Policy and Procedures.

       “QSP Contract” means a Contract originated by a QSP which has purchased the Subject Equipment from a vendor or manufacturer.

       “Quarterly Matured Lease Pools” means, for any quarter, the aggregate amount of Residual Proceeds on Matured Leases for such quarter grouped by month of maturity.

       “Quarterly Origination Period” means each three-month period ending on each of March 31, June 30, September 30 and December 31 of each year.

           “Records” means the Contracts and all other documents, books, records and other writings and information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights, but excluding any credit profiles and rights in any personally identifiable data of any lessee) maintained with respect to Contracts and the related lessees.

            “Reference Banks” means three major banks that are engaged in the London interbank market, as selected by the Lender.

            “Related Property” means, with respect to any Contract:

            (a)  all “instruments”, “chattel paper”, “accounts”, “general intangibles”, “commercial tort claims”, “investment property” and “letter of credit rights” (as each such term is defined in the UCC) evidencing or arising under such Contract;

            (b)  all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Contract;

            (c)  all guarantees, indemnities, warranties, insurance (and proceeds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Contract;

             (d)  all Records related to such Contract;

            (e)  all service contracts and other contracts and agreements associated with such Contract; and

            (f)  all proceeds of any of the foregoing.

            “Reportable Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to LEAF Financial, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of liability on LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against LEAF Financial, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Plan.
        “Repurchase Date” has the meaning set forth in Section 2.04(b) of the Purchase, Sale and Contribution Agreement.

               “Repurchase Notice Date” has the meaning set forth in Section 2.04(a) of the Purchase, Sale and Contribution Agreement.

           “Repurchased Contract” has the meaning set forth in Section 2.04(a) of the Purchase, Sale and Contribution Agreement.

                                      “Requirements of Law” means, with respect to any Person the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

                “Residual Proceeds” means all amounts realized on the disposal or releasing of any Subject Equipment that is subject to a Matured Contract, without deduction of any credit losses.

                  “Residual Value” means, with respect to any Contract, the value of the Subject Equipment to the lessor thereunder at the end of such Contract, as estimated by LEAF Financial at the origination of such Contract in accordance with the Policy and Procedures.

             “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

             “SEC” means the United States Securities and Exchange Commission.

             “Security Deposit Account” means an account established by the Paying Agent on or before the Effective Date entitled “Merrill Lynch Commercial Finance Corp., as Lender, Account of LEAF II B SPE, LLC”, and into which amounts with respect to respect to security deposits for Contracts shall be deposited in accordance with the terms of applicable Transaction Documents.

             “Servicer” means LEAF Financial, in its capacity as Servicer under the Servicing Agreement, or any Successor Servicer.

            “Servicer Default” means any of the following events:

(a)  any failure by the Servicer to deliver to the Lender (x) the Servicer Certification as required pursuant to Section 2.05(a) of the Servicing Agreement or (y) any other report as required pursuant to Section 2.05(b) of the Servicing Agreement, in any case within three (3) Business Days after the earlier of the date upon which (i) the Lender provides written notification of such failure to the Servicer or (ii) the Servicer or any shareholder thereof becomes aware that such Servicer Certification or report has not been delivered; or

(b)  any failure by the Servicer to remit, or cause to be remitted, any payment, transfer, deposit or other delivery after the date upon which such payment, transfer, deposit or delivery is required to be made pursuant to the Servicing Agreement; provided, that the Servicer shall have a one (1) Business Day grace period with respect to all such remittances on not more than one occasion; or

(c)  an Insolvency Event shall occur with respect to the Servicer; or

(d)  any representation, warranty or certification made by the Servicer under the Servicing Agreement, or in any certificate or information delivered pursuant to the Servicing Agreement, shall prove to have been incorrect in any respect when made and which has a material adverse effect on the interests of the or the Lender, which, if subject to cure, continues unremedied for a period of 30 days after the earliest of (i) the date on which written notice of that failure, requiring the same to be remedied, shall have been given to the Servicer by the Lender and (ii) the date on which the Servicer has actual knowledge of such failure; or

(e)  the Servicer shall assign or delegate its duties under the Servicing Agreement other than as specifically permitted by the Servicing Agreement; or

(f)  any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer pursuant to the Servicing Agreement which materially and adversely affects the rights of the Lender and which, if subject to cure, continues unremedied for a period of 30 days after the earlier of (i) the Servicer receives written notification from the Lender or (ii) the date on which the Servicer is required to provide notice of such failure; or

(g)  as of the last day of any Monthly Period, the Delinquency Rate as of such date shall be 4% or more, subject to a cure period of one month; or

(h)  the Weighted Average Static Pool Loss Ratio as of the last day of any Monthly Period shall exceed the Weighted Average Permissible Static Pool Loss Ratio as of such date; or

(i)  either Crit DeMent or Miles Herman is no longer active in the management of LEAF Financial, provided that in such event, LEAF Financial shall have ninety (90) days to identify and hire a replacement for either, subject to the prior written approval of the Lender; or

(j)  Resource America Inc. at any time ceases to own and control, directly or indirectly, at least 80% of all of the capital and voting stock of LEAF Financial; or

(k)  any event or series of events shall occur that, individually or in the aggregate, could, in the sole and absolute discretion of the Lender, be deemed to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of LEAF Financial; or

(l)  any breach or default by Resource America, Inc. with respect to any term of any loan agreement, mortgage, note, certificate, indenture or other agreement or instrument relating to one or more items of items of indebtedness in an aggregate principal amount of $20,000,000 or more, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) to cause, such indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity; or

(m)  LEAF II, together with LEAF SPE II, shall not have as of the last day of each fiscal quarter thereof a tangible net worth (determined on a consolidated basis in accordance with GAAP) of at least $40,000,000; or

(n)  LEAF II, together with LEAF SPE II, shall have as of the last day of each fiscal quarter thereof a ratio of total liabilities as of such date to stockholders’ equity as of such date (in each case determined on a consolidated basis in accordance with GAAP) in excess of 8.0 to 1.0.

          “Servicer Default Notice” means, in the event of any Servicer Default, a written notice by the Lender to the Servicer terminating the rights and obligations of the Servicer, as Servicer, under the Servicing Agreement as to all or any of the Purchased Contracts.

      “Servicing Agreement” means the Servicing Agreement, dated as of April 8, 2003, among the Servicer, LEAF Funding, LEAF II, LEAF II B SPE and the Lender, as amended, supplemented or otherwise modified from time to time.

      “Servicing Fee” has the meaning specified in Section 2.02(a) of the Servicing Agreement.

      “Servicing Fee Rate” means, as of any date of determination, the rate per annum, expressed as a percentage, at which the Servicing Fee is calculated as of such date.

      “Servicing Standard” means to service the Purchased Contracts (i) in the same manner in which, and with the same degree of skill, care prudence and diligence with which, the Servicer services and administers similar leases and Contracts for its own account and the account of its Affiliates or any third parties, or (ii) in a manner normally associated with the prudent and professional servicing of similar leases and Contracts, whichever is the highest, and in each case, in material compliance with all applicable laws, but without regard to (a) any known relationship that the Servicer or any of its Affiliates may have with any lessee, any of their respective affiliates or any other party to the Transaction Documents; (b) the Servicer’s obligation to make advances or incur servicing expenses with respect to the Purchased Contracts or any similar leases and Contracts; (c) the Servicer’s right to receive compensation for its services; (d) the ownership or servicing for others by the Servicer of any other leases or Contracts; (e) the indemnification obligations of the Servicer or (f) the existence of any loans made by the Servicer or any of its Affiliates to any lessee.

      “Servicing Transfer” means the termination of all of the rights and obligations of the Servicer under the Transaction Documents and the appointment of a Successor Servicer.

      "Static Pool Loss Ratio" means, with respect to a Quarterly Origination Period, as of any date of determination, an amount, expressed as a percentage, equal to (i) the Cumulative Losses with respect to Contracts originated during such Quarterly Origination Period divided by (ii) the original Contract Value of Contracts originated during such Quarterly Origination Period.

      “Subject Equipment” means, with respect to any Contract, the Equipment subject to such Contract.

      “Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      “Successor Servicer” means a servicer (including the Back-up Servicer) who is appointed as a successor servicer pursuant to Section 4.02 of the Servicing Agreement.

      “Termination Event” means any of the following events:

(a)  (x) any failure by LEAF Funding to observe or perform in any material respect any covenant or agreement of LEAF Funding pursuant to the Purchase, Sale and Contribution Agreement which adversely affects the rights of the Lender, (y) any failure by LEAF II to observe or perform in any material respect any covenant or agreement of LEAF II pursuant to the Purchase and Sale Agreement or the Assignment, Assumption and Amendment Agreement which adversely affects the rights of the Lender or (z) any failure by LEAF II B SPE to observe or perform in any material respect any covenant or agreement of LEAF II B SPE pursuant to the Loan Agreement or the Assignment, Assumption and Amendment Agreement which adversely affects the rights of the Lender and, which, if subject to cure, continues unremedied for a period of 30 days after the earlier of (i) receipt by LEAF Funding, LEAF II or LEAF II B SPE, as applicable, of written notification there of from the Lender or (ii) the date on which LEAF Funding, LEAF II or LEAF II B SPE, as applicable, is required to provide notice of such failure pursuant to the applicable Transaction Document; or

(b)  (x) any representation, warranty or certification made by LEAF Funding under the Purchase, Sale and Contribution Agreement, or in any certificate or information delivered pursuant to the Purchase, Sale and Contribution Agreement, including in a Purchase Date Notice, (y) any representation, warranty or certification made by LEAF II under the Purchase and Sale Agreement, or in any certificate or information delivered pursuant to the Purchase and Sale Agreement, including in a Purchase Date Notice, or in the Assignment, Assumption and Amendment Agreement or (z) any representation, warranty or certification made by LEAF II B SPE under the Loan Agreement, or in any certificate or information delivered pursuant to the Loan Agreement, including in a Purchase Date Notice, or in the Assignment, Assumption and Amendment Agreement, and in any such case, shall prove to have been incorrect in any material respect when made, which, if subject to cure, continues unremedied for a period of 30 days after the earliest of (i) the date on which written notice of that failure, requiring the same to be remedied, shall have been given to LEAF Funding, LEAF II or LEAF II B SPE, as applicable, by the Lender and (ii) the date on which LEAF Funding, LEAF II or LEAF II B SPE, as applicable, has actual knowledge of such failure; or

(c)  an Insolvency Event shall occur with respect to LEAF Funding, LEAF II or LEAF II B SPE; or

(d)  any Purchased Contract shall not be free of all Liens other than Permitted Liens; or

(e)  a Servicer Default shall have occurred and is continuing.

      “Transaction Documents” means, collectively, the Purchase, Sale and Contribution Agreement, including this Appendix A, the Purchase and Sale Agreement, the Loan Agreement, the Note, the Servicing Agreement, the Back-up Servicing Agreement, the Custodial Agreement, the Paying Agent Agreement, the Master DDA Control Agreement, the Master DDA Intercreditor Agreement and the Assignment, Assumption and Amendment Agreement..

      “Transaction Expenses” has the meaning specified in Section 2.02(b)(i) of the Servicing Agreement.

      “Trust Receipt” means a Trust Receipt in the form of Annex 2 to the Custodial Agreement delivered to the Lender by the Custodian covering all of the Purchased Contracts subject to the Custodial Agreement from time to time, as reflected on the Contract File Schedule and Exception Report attached thereto in accordance with Section 4(d) of the Custodial Agreement.

      “Unused Fee” means, as of any date of determination, a fee payable by LEAF II B SPE to the Lender in an amount equal to (x) the Unused Fee Rate, times (y) the difference of the (i) the Commitment in effect as of such date and (ii) the average daily amount of the Note Balance (determined as of the close of business on any date of determination) during the immediately preceding month, which fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable for each Monthly Period in arrears on each Payment Date.

      “Unused Fee Rate” means 0.20%, per annum.

      “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Transaction Documents relating to such perfection or effect of perfection or non-perfection.

      “United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

      "Weighted Average Static Pool Loss Ratio" means, as of any date of determination, an amount equal to the weighted average (weighted by original Contract Value of Contracts originated in each applicable Quarterly Origination Period) of the Static Pool Loss Ratios with respect to each Quarterly Origination Period.

      "Weighted Average Permissible Static Pool Loss Ratio" means, as of any date of determination, an amount equal to the weighted average (weighted by original Contract Value of Contracts originated in each applicable Quarterly Origination Period) of the Permissible Static Pool Loss Ratios with respect to each Quarterly Origination Period.

      “Withdrawal Liability” means, as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, an amount equal to the sum of (x) the potential liability of LEAF Financial, its Subsidiaries and their respective ERISA Affiliates as of such date for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA) plus (y) the potential liability of LEAF Financial, its Subsidiaries and their respective ERISA Affiliates as of such date for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA.

      “written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph, electronic mail or messaging systems, the Internet or cable.

IV.    RULES OF CONSTRUCTION.

Except as otherwise expressly provided herein or in any of the Transaction Documents or unless the context otherwise clearly requires:

(a)  defined terms include, as appropriate, all genders and the plural as well as the singular;

(b)  references to designated articles, Sections and other subdivisions of a Transaction Document refer to the designated article, Section, or other subdivision of such Transaction Document as a whole and to all subdivisions of the designated article, Section or other subdivision;

(c)  the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Transaction Document in which such reference is made as a whole and not to any particular article, Section or other subdivision of such Transaction Document;

(d)  any term that relates to a document, statute, rule or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule or regulation came into being, including changes that occur after the date of the Transaction Document in which such reference is made;

(e)  the term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(f)  all accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with GAAP; and

(g)  in the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding, and in setting deadlines or other periods, “by” means “on or before,” and “after” means “from and after”.

Schedule I

Permissible Static Pool Loss Ratio

                                   Month Elapsed                %
1	4.60%
2	4.65%
3	4.65%
4	4.65%
5	4.70%
6+	4.70%

Exhibit A to Appendix A

Form of Originator Checklist

(As Attached)

10133999.3

EXHIBIT III

FORM OF EFFECTIVE DATE NOTICE

This Effective Date Notice, dated as of September __, 2006, is delivered pursuant to Section 3(c)(iii) of the Assignment, Assumption and Amendment Agreement, dated as of the date hereof (the Agreement”), by and among LEAF FUNDING, INC., a Delaware corporation (“LEAF Funding”), LEAF INSTITUTIONAL DIRECT MANAGEMENT, LLC, a Delaware limited liability company (“LEAF IDM”), LEAF FINANCIAL CORPORATION, a Delaware corporation ("LEAF Financial"), LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF II”), LEAF II B SPE, LLC, a Delaware limited liability company (“LEAF II B SPE”), MERRILL LYNCH EQUIPMENT FINANCE LLC, a Delaware limited liability company (“MLEF”), MERRILL LYNCH COMMERCIAL FINANCE CORP., a Delaware corporation ("Lender”), and U.S. BANK NATIONAL ASSOCIATION, as Custodian and Paying Agent ("U.S. Bank"). Terms used in this Effective Date Notice that are not defined herein have meanings assigned to such terms in the Agreement.

The undersigned, being an Authorized Officer of LEAF Funding, does hereby certify to each of MLEF, the Lender and U.S. Bank that as of the Effective Date, the following statements are true and correct as of such date:

(a)  LEAF Funding’s representations and warranties contained in Section 4 of the Agreement are true and correct on and as of the Effective Date as though made on and as of such date;

(b) no event has occurred and is continuing that constitutes a Potential Termination Event or a Termination Event;

(c) LEAF Funding has complied with all of its covenants under the Agreement and has fulfilled in all respects all of its obligations thereunder; and

(d) LEAF Funding is not insolvent or subject to any Insolvency Event.

The undersigned, being an Authorized Officer of LEAF IDM, does hereby certify to each of MLEF, the Lender and U.S. Bank that as of the Effective Date, the following statements are true and correct as of such date:

(a)  LEAF IDM’s representations and warranties contained in Section 4 of the Agreement are true and correct on and as of the Effective Date as though made on and as of such date;

(b) no event has occurred and is continuing that constitutes a Potential Termination Event or a Termination Event;

(c) LEAF IDM has complied with all of its covenants under the Agreement and has fulfilled in all respects all of its obligations thereunder; and

        (d) LEAF IDM is not incolvent or subject to any Insolvency Event.

 The undersigned, being an Authorized Officer of LEAF II, does hereby certify to each of MLEF, the Lender and U.S. Bank that as of the Effective Date, the following statements are true and correct as of such date:

(a)  LEAF II’s representations and warranties contained in Section 4 of the Agreement are true and correct on and as of the Effective Date as though made on and as of such date;

(b) no event has occurred and is continuing that constitutes a Potential Termination Event or a Termination Event;

       (c) LEAF II has complied with all of its covenants under the Agreement and has fulfilled in all respects all of its obligations thereunder; and

(d) LEAF II is not insolvent or subject to any Insolvency Event.

The undersigned, being an Authorized Officer of LEAF Financial, does hereby certify to each of MLEF, the Lender and U.S. Bank that as of the Effective Date, the following statements are true and correct as of such date:

(a)  LEAF Financial’s representations and warranties contained in Section 4 of the Agreement are true and correct on and as of the Effective Date as though made on and as of such date;

(b) no event has occurred and is continuing that constitutes a Potential Termination Event or a Termination Event;

(c) LEAF Financial has complied with all of its covenants under the Agreement and has fulfilled in all respects all of its obligations thereunder; and

(d) LEAF Financial is not insolvent or subject to any Insolvency Event.

The undersigned, being an Authorized Officer of LEAF II B SPE, does hereby certify to each of MLEF, the Lender and U.S. Bank that as of the Effective Date, the following statements are true and correct as of such date:

(a)  LEAF II B SPE’s representations and warranties contained in Section 4 of the Agreement are true and correct on and as of the Effective Date as though made on and as of such date;

(b) no event has occurred and is continuing that constitutes a Potential Termination Event or a Termination Event;

(c) LEAF II B SPE has complied with all of its covenants under the Agreement and has fulfilled in all respects all of its obligations thereunder;

      (d) LEAF II B SPE is not insolvent or subject to any Insolvency Event; and

      (e) as of the Effective Date, (x) the Maximum Advance Amount as of such date does not exceed the aggregate amount of the Note Balance as of such date, and (y)
       the aggregate amount of the Note Balance as of such date does not exceed the Commitment in effect as of such date.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the each of the undersigned has caused this Effective Date Notice to be executed and delivered as of the date first above written.

LEAF FINANCIAL CORPORATION
By:
Name:
Title:

LEAF FUNDING, INC.
By:
Name:
Title:

LEAF INSTITUTIONAL DIRECT MANAGEMENT, LLC
By: LEAF Funding, Inc., its sole member
By:
Name:
Title:

LEASE EQUITY APPRECIATION FUND II, L.P.
By: LEAF Financial Corporation, its general partner
By:
Name:
Title:

LEAF II B SPE, LLC
By: Lease Equity Appreciation Fund II, L.P., its sole member
By: LEAF Financial Corporation, its general partner
By:
Name:
Title:

10139549.3

NOTE

$200,000,000 September 29, 2006
New York, New York

FOR VALUE RECEIVED, LEAF II B SPE, LLC, a Delaware limited liability company (“LEAF II B SPE”), promises to pay MERRILL LYNCH COMMERCIAL FINANCE CORP., a Delaware corporation (“Payee”) or its assigns, on each day set forth for a payment hereunder under the Priority of Payments (as defined in the Loan Agreement referred to below), the lesser of (a) TWO HUNDRED MILLION DOLLARS ($200,000,000) and (b) the unpaid principal amount of all advances made by Payee to LEAF II B SPE as Advances under the Loan Agreement referred to below.

LEAF II B SPE also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Loan and Security Agreement, dated as of April 8, 2003, and as amended by the Assignment, Assumption and amendment Agreement (as defined therein) (as it may be further amended, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and between LEAF II B SPE and Payee.

This Note is the “Note” and is issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds in accordance with the terms of the Loan Agreement. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of LEAF II B SPE hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of LEAF II B SPE, each as provided in the Loan Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF LEAF II B SPE AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of a Termination Event, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligations of LEAF II B SPE, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

LEAF II B SPE promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan Agreement, incurred in the collection and enforcement of this Note. LEAF II B SPE and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, LEAF II B SPE has caused this Note to be duly executed and delivered by its Authorized Officer thereunto duly authorized as of the date and at the place first written above.

LEAF II B SPE, LLC
By: Lease Equity Appreciation Fund II, L.P., its sole member
By: LEAF Financial Corporation, its general partner
By:
Name:
Title:

TRANSACTIONS
ON
NOTE

Date	Advances Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

10135637.4

EXHIBIT A

FORM OF PURCHASE DATE NOTICE

This Purchase Date Notice, dated as of __________, is delivered pursuant to (x) Section 3.02(a) of the Purchase, Sale and Contribution Agreement dated as of April 8, 2003, as amended by the Assignment, Assumption and Amendment Agreement (as defined therein) (as it may be further amended, supplemented or otherwise modified, the “Purchase Sale and Contribution Agreement”) between LEAF FUNDING, INC , a Delaware corporation, and LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF II”), and (y) Section 3.02(a) of the Purchase and Sale Agreement dated as of April 8, 2003 , as amended by the Assignment, Assumption and Amendment Agreement between LEAF II and LEAF II B SPE, LLC, a Delaware limited liability company (“LEAF II B SPE”). Terms used in this Purchase Date Notice that are not defined herein have meanings assigned to such terms in the Purchase, Sale and Contribution Agreement.

The undersigned, being an Authorized Officer of LEAF Funding, does hereby certify to each of LEAF II, LEAF II B SPE and the Lender:

1. The Purchase Date to which this Purchase Date notice relates is ____________ (the “Subject Purchase Date”), which is a Business Day.

2. This Purchase Date Notice is being delivered no later than two (2) Business Days prior to the such date of a proposed purchase of Purchased Contracts.

3. This Purchase Date Notice is irrevocable.

4. The wire instructions pursuant to which the proceeds of the cash portion of the Purchase Price are to be sent are as set forth at the end of this Purchase Date Notice.

5. As of the Subject Purchase Date, the following statements are true and correct as of such date:

(a)   the information set forth in this Purchase Date Notice and in the computer file accompanying this Purchase Date Notice is true and correct on and as of such date as though made on and as of such date;

(b)   LEAF Funding’s representations and warranties contained in Section 4.01 of the Purchase, Sale and Contribution Agreement are true and correct on and as of the subject Purchase Date as though made on and as of such date;

(c)  no event has occurred and is continuing, or would result from such purchase, that constitutes a Potential Termination Event or a Termination Event;

(d)   LEAF Funding has complied with all of its covenants under the Purchase, Sale and Contribution Agreement and has fulfilled in all respects all of its obligations thereunder; and

(e)  LEAF Funding is not insolvent or subject to any Insolvency Event.

The undersigned, being an Authorized Officer of LEAF II, does hereby certify to each of LEAF II B SPE and the Lender that as of the Subject Purchase Date, the following statements are true and correct as of such date:

(a)  LEAF II’s representations and warranties contained in Section 4.01 of the Purchase and Sale Agreement are true and correct on and as of the Subject Purchase Date as though made on and as of such date;

(b)  no event has occurred and is continuing, or would result from such purchase, that constitutes a Potential Termination Event or a Termination Event;

(c)  LEAF II has complied with all of its covenants under the Purchase and Sale Agreement and has fulfilled in all respects all of its obligations thereunder; and

(d)  LEAF II is not insolvent or subject to any Insolvency Event.

The undersigned, being an Authorized Officer of LEAF Financial, does hereby certify to each of LEAF II B SPE and the Lender that as of the Subject Purchase Date, the following statements are true and correct as of such date:

(a)  LEAF Financial’s representations and warranties contained in Section 2.03 of the Servicing Agreement are true and correct on and as of the subject Purchase Date as though made on and as of such date;

(b)  no event has occurred and is continuing, or would result from such purchase, that constitutes a Potential Termination Event or a Termination Event;

(c)  LEAF Financial has complied with all of its covenants under the Servicing Agreement and has fulfilled in all material respects all of its obligations thereunder; and

            (d)  LEAF Financial is not insolvent or subject to any Insolvency Event.

        The undersigned, being an Authorized Officer of LEAF II B SPE, does hereby certify to the Lender that as of the Subject Purchase Date, the following statements are true and correct as of such date:

(a)  LEAF II B SPE’s representations and warranties contained in Section 4.01 of the Loan Agreement are true and correct on and as oft he subject Purchase Date as though made on and as of such date;

(b)  no event has occurred and is continuing, or would result from such purchase, that constitutes a Potential Termination Event or a Termination Event;

(c)  LEAF II B SPE has complied with all of its covenants under the Loan Agreement and has fulfilled in all respects all of its obligations thereunder;

            (d) LEAF II B SPE is not insolvent or subject to any Insolvency Event; and

           (e) immediately prior to and after giving effect to the Advances to be made on the Subject Purchase Date, (x) the Maximum Advance Amount as of such date does not exceed the aggregate amount of the Note Balance as of such date, and (y) the aggregate amount of the Note Balance as of such date does not exceed the Commitment in effect as of such date.

Please transfer the Purchase Price for the Contracts described herein immediately available funds by 4:00 New York time today in the amount of $___________________ to Seller in accordance with the following wire instructions:

Wiring Instructions:
Beneficiary:
ABA:
Bank Acct. #
$ Amount:

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the each of the undersigned has caused this Purchase Date Notice to be executed and delivered as of the date first above written.

LEAF FINANCIAL CORPORATION

By:
Name:
Title:

LEAF FUNDING, INC.

By:
Name:
Title:

LEASE EQUITY APPRECIATION FUND II, L.P.
By: LEAF Financial Corporation, its general partner

By:
Name:
Title:

LEAF II B SPE, LLC
By: Lease Equity Appreciation Fund II, L.P., its sole member
By: LEAF Financial Corporation, its general partner

By:
Name:
Title: